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            [LETTERHEAD OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON]

WRITER'S DIRECT DIAL NUMBER
(212) 373-3000

WRITER'S DIRECT FACSMILE
(212) 757-3990


                                                               September 8, 1997

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

                                      CLN Holdings Inc.
                                Coleman Worldwide Corporation
                                  Registration Statement on
                                Form S-1 (File No. 333-29123)
                                -----------------------------

Ladies and Gentlemen:

                  In connection with the above-captioned Registration Statement on Form S-1 (the "Registration Statement") filed by CLN Holdings Inc., a Delaware corporation (the "Issuer"), and Coleman Worldwide Corporation, a Delaware corporation (the "Guarantor"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Rules"), we have been requested to render

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PAUL, WEISS, RIFKIND, WHARTON & GARRISON
  Securities and Exchange Commission                                           2

our opinion as to the legality of the securities being registered thereunder. The Registration Statement covers:

                   (i) $600,475,000 aggregate principal amount at maturity of the Issuer's Senior Secured First Priority Discount Exchange Notes due 2001 (the "First Priority Exchange Notes") to be issued pursuant to the Indenture, dated as of May 20, 1997 (the "Indenture"), among the Issuer, the Guarantor (as to Articles X and XI only) and First Trust National Association, a national banking association, as Trustee, and as contemplated by the Registration Agreement, dated May 20, 1997 (the "Registration Agreement"), by and among the Issuer and the signatories thereto;

                  (ii) $131,560,000 aggregate principal amount at maturity of the Issuer's Senior Secured Second Priority Discount Exchange Notes Due 2001 (the "Second Priority Exchange Notes," and, together with the First Priority Exchange Notes, the "Exchange Notes") to be issued pursuant to the Indenture and as contemplated by the Registration Agreement; and

                  (iii) the non-recourse guarantee (the "Guarantee") of the Exchange Notes by the Guarantor.

                  In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the (i) Registration Statement; (ii) Indenture, (iii) form of the First Priority Exchange Notes which is set forth as Exhibit C to the Indenture, and (iv) form of Second Priority Exchange Notes which is set forth as Exhibit D to the Indenture (collectively, the "Documents").

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PAUL, WEISS, RIFKIND, WHARTON & GARRISON
   Securities and Exchange Commission                                          3

                  In addition, we have examined such corporate records and other instruments as we have deemed necessary or appropriate and such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions hereinafter expressed.

                  In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the Documents against all parties thereto (other than the Issuer and the Guarantor in the case of the Indenture and the Exchange Notes), the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements and other documents, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents.

                  In expressing the opinions set forth herein, we have assumed that the First Priority Exchange Notes will be in the form of Exhibit C to the Indenture, that the Second Priority Exchange Notes will be in the form of Exhibit D to the Indenture, and that any information omitted from such forms and indicated as such by a blank space have been properly added. In addition, we have relied upon the factual matters contained in the representations and warranties of the Issuer and the Guarantor made in any of the Documents and upon certificates of public officials and officers of the Issuer and of the Guarantor.

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PAUL, WEISS, RIFKIND, WHARTON & GARRISON
  Securities and Exchange Commission                                           4

                  The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect.


                  Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

                  1. the Exchange Notes to be issued pursuant to the Indenture, when issued, authenticated and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will be validly issued and delivered and will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and

                  2. the Guarantee of the Exchange Notes by the Guarantor, when the Exchange Notes are issued, authenticated and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability thereof may be subject to (a)



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PAUL, WEISS, RIFKIND, WHARTON & GARRISON
  Securities and Exchange Commission                                           5

bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  We hereby consent to the use of our name in the Registration Statement and in the related Prospectus as the same appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or the Securities Act Rules.

                                           Very truly yours,

                                /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                                ----------------------------------------------
                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON